UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

WELLESLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35352	45-3219901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

40 Central Street, Wellesley, Massachusetts, 02482

(Address of principal executive offices) (Zip Code)

(781) 235-2550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, the shareholders of Wellesley Bancorp, Inc. (the “Company”) approved the Wellesley Bancorp, Inc. 2012 Equity Incentive Plan (the “2012 Plan”). Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan. The terms of the 2012 Plan were previously disclosed in, and a copy of the 2012 Plan was contained as Appendix A to, the Company’s Definitive Proxy Statement for the Company’s 2012 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on July 10, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on August 15, 2012. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
C. Joseph Grignaffini	1,753,052	61,542	291,985

Hugh J. Kelley	1,790,246	24,348	291,985

Tina L. Wang	1,757,350	57,244	291,985

2.	The approval of the Wellesley Bancorp, Inc. 2012 Equity Incentive Plan was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,573,547	230,347	10,700	291,985

3.	The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
2,091,234	4,820	10,525

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLESLEY BANCORP, INC.

Date: August 20, 2012	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer